Exhibit 99.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-293892 on Form S-8 of our report dated June 16, 2026, relating to the financial statements and supplemental schedule of National Grid USA Companies’ Incentive Thrift Plan appearing in this Annual Report on Form 11-K for the year ended December 31, 2025.

/s/DELOITTE & TOUCHE LLP

New York, NY

June 16, 2026